Exhibit 99

The securities reported as beneficially owned by the Reporting Persons include:

a)	5,386,857 shares held of record by Ficus, Inc. (“Ficus”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Ficus is a wholly-owned subsidiary of Gazit America Inc. (“Gazit America”) and is indirectly controlled by Gazit-Globe, Ltd. (“Gazit Globe”). Mr. Katzman is the Chairman of the Board of Gazit-Globe.

b)	8,893,213 shares held of record by Silver Maple (2001), Inc. which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. Silver Maple is also a wholly-owned subsidiary of Gazit America and is indirectly controlled by Gazit-Globe. Mr. Katzman is the Chairman of the Board of Gazit-Globe.

c)	8,703,134 shares held of record by MGN (USA) Inc. (“MGN USA”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. MGN USA is also a wholly-owned subsidiary of Gazit-Globe. Mr. Katzman is the Chairman of the Board of Gazit-Globe.

d)	18,891,998 shares held of record by MGN America, LLC (“MGN America”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. MGN America is also a wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe. Mr. Katzman is the Chairman of the Board of Gazit-Globe.

e)	10,812,312 shares held of record by Gazit First Generation LLC, which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. Gazit First Generation, LLC is a wholly owned subsidiary of Gazit 1995, Inc., a wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe. Mr. Katzman is the Chairman of the Board of Gazit-Globe.

f)	43,376 shares held of record by Evrona K LLC (including 37,234 of the shares reported herein), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. Mr. Katzman is a managing member of Evrona K LLC.

g)	43,414 shares held of record (including 37,235 of the shares reported herein) by one of Mr. Katzman’s daughters.

h)	43,457 shares held of record (including 25,235 of the shares reported herein) by another of Mr. Katzman’s daughters.

i)	56,699 shares held of record (including 56,699 of the shares reported herein) by Magnolia Holdings, LLC, an entity wholly owned by Mr. Katzman’s daughters.

j)	882,186 other shares held directly by Mr. Katzman.